UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2017

INTEGER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 618-5243

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2017, Integer Holdings Corporation (the “Company”) entered into the Second Amendment (the “Second Amendment”) to the Credit Agreement, dated as of October 27, 2015, by and among Greatbatch Ltd., as borrower, the Company, as parent, Manufacturers and Traders Trust Company, as administrative agent, and the Lenders party thereto (the “Credit Agreement”). The Second Amendment lowers the interest rate margins applicable to the term B loans (the “Term B Loans”) under the Credit Agreement for both base rate and adjusted LIBOR borrowings. The new interest rate margins for the Term B Loans are (i) 2.50% per annum for the Term B Loans based on the base rate, which is 0.75% lower than the previous interest rate margin applicable to base rate borrowings and (ii) 3.50% for the Term B Loans based upon adjusted LIBOR, which is 0.75% lower than the previous interest rate margin applicable to adjusted LIBOR borrowings.

Pursuant to the Second Amendment, the quarterly amortization payment obligation with respect to the Term B Loans has also been modified such that amortization payments shall be due and payable in an amount equal to (i) one-quarter of two and a half percent (0.625%) for each payment due on March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017 and (ii) one-quarter of one percent (0.250%) on each quarterly payment date that occurs after December 31, 2017 and continuing through (and including) the last quarterly payment date prior to the maturity date for the Term B Loans. The Company has previously prepaid certain of these amortization payment obligations such that the Company’s only remaining amortization payment obligations that will be due and payable prior to the maturity date for the Term B Loans are (i) one-quarter of two and a half percent (0.625%) of the original principal amount that will be payable on March 31, 2017 and (ii) one-quarter of one and a half percent (0.375%) of the original principal amount that will be payable on each of June 30, 2017, September 30, 2017 and December 31, 2017.

The Second Amendment also includes an obligation for the Borrower to pay a prepayment fee to the Term B Loan lenders in the amount of 1.00% of the aggregate principal amount of the Term B Loans in the event of another Repricing Event (as defined in the Credit Agreement) on or before the six-month anniversary of the Second Amendment.

There is no change to maturities for the Term B Loans or covenants in the Credit Agreement as a result of the Second Amendment.

The above description of the Second Amendment is qualified in its entirety by reference to the complete text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

On March 20, 2017, the Company issued a press release announcing its entry into the Second Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the Second Amendment is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description of Exhibit
10.1

Second Amendment to Credit Agreement, dated as of March 17, 2017, by and among the lenders party thereto, Greatbatch Ltd., as the borrower, Integer Holdings Corporation, as the parent, Manufacturers and Traders Trust Company, as administrative agent, and Credit Suisse Securities (USA) LLC, as arranger.

99.1	Press Release, dated March 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	March 20, 2017	INTEGER HOLDINGS CORPORATION

		By:	/s/ Timothy G. McEvoy
			Name:	Timothy G. McEvoy
			Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Second Amendment to Credit Agreement, dated as of March 17, 2017, by and among the lenders party thereto, Greatbatch Ltd., as the borrower, Integer Holdings Corporation, as the parent, Manufacturers and Traders Trust Company, as administrative agent, and Credit Suisse Securities (USA) LLC, as arranger.

99.1	Press Release, dated March 20, 2017